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                                                                                                       EXHIBIT (11)
                                              SPRINT CORPORATION
                               COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                                      (in millions, except per share data)


                                                            Quarter Ended                   Year to Date
                                                            September 30,                   September 30,
                                                    --------------------------------------------------------------
                                                         1997            1996            1997           1996
------------------------------------------------------------------------------------------------------------------
Primary earnings per share (EPS)
Income from continuing operations                   $      211.7    $     316.2     $     757.6     $     944.9
Preferred stock dividends                                   (0.3)          (0.3)           (0.8)           (1.1)
------------------------------------------------------------------------------------------------------------------
                                                           211.4          315.9           756.8           943.8
Discontinued operation, net                                 --             --              --              (2.6)
Extraordinary losses from early extinguishments
   of debt, net                                             --             (3.8)           --              (3.8)
------------------------------------------------------------------------------------------------------------------
Earnings applicable to common stock                 $      211.4    $     312.1     $     756.8     $     937.4
                                                    --------------------------------------------------------------
Weighted average common shares                             434.9          434.7           435.1           423.1
                                                    --------------------------------------------------------------
Primary EPS
   Continuing operations                            $      0.49     $     0.73      $     1.74      $      2.23
   Extraordinary item                                       --           (0.01)             --            (0.01)
------------------------------------------------------------------------------------------------------------------
Total                                               $      0.49     $     0.72      $     1.74      $      2.22
                                                    --------------------------------------------------------------


Fully diluted EPS
Income from continuing operations, net of
   preferred stock dividends                        $      211.4    $     315.9     $     756.8     $     943.8
Convertible preferred stock dividends                        0.1            0.1             0.3             0.4
------------------------------------------------------------------------------------------------------------------
                                                           211.5          316.0           757.1           944.2
Discontinued operation, net                                 --             --              --              (2.6)
Extraordinary losses from early extinguishments
   of debt, net                                             --             (3.8)           --              (3.8)
------------------------------------------------------------------------------------------------------------------
Earnings as adjusted to compute fully
   diluted EPS                                      $      211.5    $     312.2     $     757.1     $     937.8
                                                    --------------------------------------------------------------

Weighted average common shares                             434.9          434.7           435.1           423.1
Additional dilution for common stock equivalents
   and dilutive securities                                   1.5            1.4             2.1             1.3
------------------------------------------------------------------------------------------------------------------
Total                                                      436.4          436.1           437.2           424.4
                                                    --------------------------------------------------------------


Fully diluted EPS
   Continuing operations                            $       0.48    $     0.73      $      1.73     $      2.22
   Extraordinary item                                       --           (0.01)             --            (0.01)
------------------------------------------------------------------------------------------------------------------
Total                                               $       0.48    $     0.72      $      1.73     $      2.21
                                                    --------------------------------------------------------------

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